UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2009

 VLOV, INC.

  (Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

  (Address of Principal Executive Offices)

(86595) 88554555

   (Issuer Telephone Number)

N/A

   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “VLOV” the “Company” or the “Registrant” refer to VLOV, Inc., a Nevada corporation.

Item 1.01                      Entry into a Material Definitive Agreement

On October 27, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with several accredited investors (collectively the “Purchasers”) pursuant to which we agreed to issue and sell up to 2,797,203 shares of our series A convertible preferred stock, par value $0.00001 per share (the “Preferred Shares”) to accredited investors at $2.86 per share for an aggregate purchase price of up to $8 million, and to issue warrants (the “Warrants”) to purchase up to 1,398,602 shares of our common stock, par value $0.00001 per share (“Common Stock”), for no additional consideration. The Purchase Agreement contemplates having an initial closing (the “Initial Closing”) and a final closing (the “Final Closing”). At the Initial Closing on October 27, 2009, we issued to the Purchasers 1,446,252 Preferred Shares and Warrants to purchase up to 723,126 shares of Common Stock for gross proceeds of $4,136,261.13 (the “Financing”).

The Purchase Agreement includes customary representations and warranties by each party thereto. We are required to register the Common Stock underlying the Preferred Shares and Warrants with the SEC for resale by the Purchasers within 30 days after the Final Closing and to have the registration statement declared effective within 90 days thereafter (or 150 days if the registration statement receives full review). If the registration statement is not timely filed or declared effective, we will be subject to liquidated damages of 1% of the Purchasers’ aggregate purchase price per month, up to 10%, and pro-rated for partial periods. Additionally, we agreed to use our best efforts, within 180 days of the Final Closing, to: (a) engage a bilingual chief financial officer, (b) have a majority of independent directors on our board of directors, and (c) establish an audit, compensation and nominating committees. We further agreed to use our best efforts to cause our Common Stock to be qualified for listing on either the Nasdaq Capital Market or the NYSE Amex Equities (each a “Senior Listing”).

The Preferred Shares are convertible into Common Stock at $2.86 per share (subject to certain adjustments) at any time at the holder’s option, and will automatically convert upon a Senior Listing. The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Certificate of Designation filed with the Nevada Secretary of State on October 23, 2009 (the “Certificate”). The Preferred Shares are entitled to participate in any dividends declared and paid on our Common Stock on an as-converted basis. Preferred Shares holders are also entitled to notice of any stockholders’ meeting and shall vote together with Common Stock holders on an as-converted basis.  Additionally, as long as any shares of Preferred Shares are outstanding, we cannot not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Shares, (a) alter or change adversely the powers, preferences, or rights given to the Preferred Shares or alter or amend the Certificate, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5 of the Certificate) senior to or otherwise pari passu with the Preferred Shares, (c) amend our charter documents in any manner that adversely affects any rights of the holders of Preferred Shares, (d) increase the number of authorized shares of Preferred Shares, or (e) enter into any agreement with respect to any of the foregoing.

Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $3.43 per share (subject to certain adjustments) for a period of three years. We are also entitled to call the Warrants for cancellation of the Warrants if the volume-weighted average price of our Common Stock for 20 consecutive days exceeds 200% of the then applicable exercise price.

The conversion price of the Preferred Shares and the exercise price of the Warrants are subject to anti-dilution adjustments in the event that we issue additional equity, equity linked securities or securities convertible into common stock at a purchase price less than the then applicable conversion or exercise price (other than shares issued to our officers, directors, employees or consultants pursuant to any stock or option plan duly adopted by a majority of our non-employee directors, or issued upon the conversion or exercise of any securities outstanding as of the Closing Date, or for acquisitions or strategic transactions approved a majority of our directors). The conversion and exercises prices are also subject to customary adjustments such as any stock dividend, stock split, reverse stock split or other similar transaction.

In connection with the Purchase Agreement, certain of our shareholders entered into a Lock-up Agreement (the “Lock-up Agreement”) whereby they agreed not to offer, sell, or other dispose of (a) 50% of their shares of Common Stock for nine months from the Initial Closing, and (b) the remaining 50% of their shares of Common Stock for twelve months from the Initial Closing.

In connection with the Financing, the Company agreed to place $150,000 of the gross proceeds from the Financing and Warrants to purchase up to 300,000 shares of Common Stock in an escrow account to be expended for investor relations, pursuant to the terms of an escrow agreement (the “Escrow Agreement”).

Gilford Securities, Incorporated (the “Placement Agent”) acted as the placement agent in connection with the Financing. For its services, the Placement Agent will receive a cash fee of $41,362.61 for the First Closing. The Placement Agent will also receive Warrants to purchase up to 3% of the Common Stock underlying the Preferred Shares issued in the Financing.

The foregoing summary of the Purchase Agreement, Preferred Shares, Certificate, Warrants and Escrow Agreement is qualified in its entirety by the forms thereof attached as exhibits to this current report and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

We issued the Preferred Shares and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). We made this determination based on, in part, the representations of the Purchasers which included, in pertinent part, that such Purchasers were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, and that such Purchasers were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Purchaser understood that the Preferred Shares and Warrants, as well as the shares of Common Stock from conversion of the Preferred Shares or exercise of the Warrants, may not be sold or otherwise disposed of without registration under the 1933 Act or an applicable exemption therefrom.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures under Item 1.01 are incorporated in this Item 5.03 by reference.

On October 23, 2009, we filed with the Nevada Secretary of State a Certificate of Designation to fix the preferences, limitations, and relative rights of the Preferred Shares.  A copy of such certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, filed October 23, 2009 with the Nevada Secretary of State*
4.1	Form of Certificate of Series A Preferred Stock*
99.1	Form of Securities Purchase Agreement, dated as of October 27, 2009, by and among the Company and the Purchasers*
99.2	Form of Warrant*
99.3	Form of Escrow Agreement*
__________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VLOV, INC.

/s/ Qingqing Wu
Qingqing Wu Chief Executive Officer

Dated: October 30, 2009